UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2014
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Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Sixth Floor Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (which we may refer to herein as the “Company,” “we,” “our” or “us”), in connection with the matters described herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 20, 2014 at 1:00 p.m. (Pacific Time).

(b)    The voting results from the Annual Meeting were as follows:

1.
Each of the following eight directors was elected to our Board of Directors to serve until the next annual meeting of stockholders in 2015 or until their respective successors are elected and qualified, and received the number of votes set forth below. For each director, there were 1,589,852 broker non-votes and no abstentions.

Name	For	Against
Victor J. Coleman	59,442,865	2,949,211
Theodore R. Antenucci	61,032,238	1,359,838
Richard B. Fried	60,288,046	2,104,030
Jonathan M. Glaser	61,723,812	668,264
Mark D. Linehan	61,723,812	668,264
Robert M. Moran, Jr.	57,251,477	5,140,599
Barry A. Porter	61,006,989	1,385,087
Patrick Whitesell	61,781,746	610,330

2.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year was approved by a vote of 63,557,060 shares in favor, 419,517 shares against, and 5,351 shares abstaining. There were no broker non-votes.

3.
An advisory resolution approving the Company’s executive compensation was approved by a vote of 40,432,785 shares in favor, 21,949,541 shares against, and 9,750 shares abstaining. There were 1,589,852 broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: May 21, 2014	By:	/s/ MARK T. LAMMAS
Mark T. Lammas
Chief Financial Officer